Exhibit 99.1
Investors & Reporters May Contact:
Karen Reid
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Reports All-Time Record EPS of $10.38, for First Quarter 2022, up 117% Over Prior Year, and Announces Update to Strategic Growth Plan

•First quarter EPS of $10.38 per diluted share, up 117% over prior year
•First quarter adjusted EPS of $9.27 per diluted share (a non-GAAP measure), up 98% over prior year
•First quarter revenue increased 78% and gross profit increased 107% over prior year quarter; operating margin of 8.2% rose 200 bps year-over-year
•First quarter SG&A as a percentage of gross profit decreased 520 bps over prior year to 57.5%
•First quarter adjusted EBITDA (a non-GAAP measure) increased 139% to $336 million
•New $200 million share repurchase authorization

DULUTH, GA. (April 28, 2022) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported record first quarter 2022 net income of $237.7 million ($10.38 per diluted share), an increase of 156% from $92.8 million ($4.78 per diluted share) in the prior year quarter.
“In the first quarter, our legacy Asbury and recently acquired stores contributed to the Company generating all-time record adjusted EBITDA, which increased 139% to $336 million. We are excited about our expanded dealership portfolio and our team members, all of whom have done an outstanding job. The strategic fit of the acquisitions we made in 2021 is clear and we believe that we are now on pace to generate $16 billion in revenue in 2022, a 63% increase over 2021. We have updated our strategic growth plan to reflect our new target of $32 billion in revenue in 2025. Our first quarter results reaffirm our belief that we can achieve our updated 2025 plan,” said David Hult, Asbury’s President and Chief Executive Officer.
“We see tremendous opportunity ahead of us as we roll out Clicklane to our acquired dealerships and integrate Total Care Auto, Powered by Landcar, or TCA, into the legacy Asbury stores. We expect these actions, along with a more optimized dealership portfolio, will allow Asbury to expand its market share, increase productivity and improve the purchasing, servicing and ownership experience of our guests.”
The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see reconciliations for non-GAAP metrics included in the accompanying financial tables.

First quarter 2022 adjusted net income, a non-GAAP measure, increased 134% year-over-year to $212.2 million ($9.27 per diluted share) compared to adjusted net income of $90.7 million ($4.68 per diluted share) in first quarter 2021. Adjusted net income for first quarter 2022 excludes gains, net of tax, of $25.5 million ($1.11 per diluted share) related to a $33.1 million ($1.08 per diluted share) gain on the sale of four dealerships and a $0.9 million ($0.03 per diluted share) sale-leaseback real estate gain.
Net income for the first quarter 2021 was adjusted for the following pre-tax items: gain on legal settlements of $3.5 million ($0.14 per diluted share), gain on sale of real estate of $1.1 million ($0.03 per diluted share), and other real estate related charges of $1.8 million ($0.07 per diluted share).
First Quarter 2022 Operational Summary
Total company vs. 1st Quarter 2021:
•Revenue of $3.9 billion, an increase of 78%
•Gross profit increased 107%
•Gross margin increased 270 bps to 20.2%
•New vehicle unit volume increased 44%; new vehicle revenue increased 61%; gross profit increased 197%
•Used vehicle retail unit volume increased 63%; used vehicle retail revenue increased 100%; gross profit increased 102%
•Finance and insurance revenue increased 130%; gross profit increased 118%
•Parts and service revenue increased 92%; gross profit increased 70%
•SG&A as a percentage of gross profit fell to 57.5%, a decrease of 520 bps
•Operating income increased 135%; adjusted operating income increased 140%
•Operating margin increased 200 bps to 8.2%; adjusted operating margin increased 210 bps to 8.2%
•EPS increased 117% to $10.38; adjusted EPS increased 98% to $9.27
Same store (dealership only) vs. 1st Quarter 2021:
•Revenue increased 5%
•Gross profit increased 23%
•Gross margin increased 310 bps to 20.5%
•New vehicle unit volume decreased 20%; new vehicle revenue decreased 10%; new vehicle gross profit increased 67%
•Used vehicle retail unit volume increased 6%; used vehicle retail revenue increased 32%; used vehicle retail gross profit increased 17%
•Finance and insurance revenue increased 26%; gross profit per unit increased 36%
•Parts and service revenue increased 14%; gross profit increased 10%; customer pay gross profit increased 16%
Clicklane metrics:
•Over 5,600 vehicles sold; 38% new, 62% used
•92% of transactions were customers incremental to Asbury Automotive
•43% of Clicklane sales had a trade-in
•62% of trade-ins were reconditioned and sold to retail customers
•Total Front-End yield of $6,095, F&I yield of $2,291
•Conversion rate nearly double that of traditional internet leads
•95% of deliveries within a 50-mile radius of an Asbury dealership

Divestitures
Year-to-date, the Company has completed seven planned divestitures, including four that closed in the first quarter, and received $327 million in proceeds.
Liquidity and Leverage
The Company generated $409 million in operating cash flow enabling the pay down of $374 million in debt and used vehicle floorplan during the first quarter. As of March 31, 2022, the Company had cash of $147 million (which excludes $138 million of cash at TCA), floorplan offset accounts of $27 million and availability under the used vehicle floorplan line and revolver of $632 million for a total of approximately $805 million in liquidity. The Company’s adjusted net leverage ratio was 2.2x at quarter end compared to 2.7x at the end of 2021.
Share Repurchase
During the first quarter, the Company repurchased 1.1 million shares for $200.0 million, which completed the previously authorized $200.0 million share repurchase authorization. On April 27, 2022, Asbury’s Board of Directors authorized a new common stock share repurchase authorization of up to $200.0 million. The shares may be purchased from time to time in the open market, in privately negotiated transactions or in other manners as permitted by federal securities laws and other legal and contractual requirements. The extent to which the Company repurchases its shares, the number of shares and the timing of any repurchase will depend on such factors as Asbury’s stock price, general economic and market conditions, the potential impact on its capital structure, the expected return on competing uses of capital such as strategic dealership acquisitions and capital investments and other considerations. The program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without further notice.
Corporate Responsibility Report
The Company recently released its inaugural Corporate Responsibility Report on its website, asburyauto.com, to present our Environmental, Social and Governance (“ESG”) commitments and related initiatives.
2025 Strategic Growth Plan
The Company provided an update to its 2025 Strategic Growth Plan within its first quarter 2022 investor presentation on its website and will provide commentary on it during its earnings call. Unless otherwise specified, information contained on our website is not incorporated into this press release or other documents we file with, or furnish to, the SEC.

Earnings Call
Additional commentary regarding the first quarter results will be provided during the earnings conference call on Thursday, April 28, 2022, at 10:00 a.m. ET.
The conference call will be simulcast live on the internet and can be accessed by logging onto www.asburyauto.com/company/investor-relations. A replay will be available on this site for 30 days.
In addition, live audio of the call will be accessible to the public by calling (888) 221-3881 (domestic) or (646) 828-8193 (international); confirmation code – 2312348. Callers should dial in approximately 5 to 10 minutes before the call begins.

A conference call replay will be available two hours following the call for seven days and can be accessed by calling (888) 203-1112 (domestic) or (719) 457-0820 (international); passcode – 2312348.
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a five-year plan to increase revenue and profitability strategically through organic and acquisitive growth as well as their innovative Clicklane digital vehicle purchasing platform, with its guest-centric approach as Asbury’s constant North Star. Asbury currently operates 148 new vehicle dealerships in 15 states, consisting of 198 franchises, representing 31 brands of vehicles, and 7 stand-alone used vehicle dealerships. Asbury also operates 35 collision repair centers, an auto auction, a used vehicle wholesale business and Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation and prepaid maintenance.
For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position and dealership portfolio, revenue enhancement strategies, operational improvements, projections regarding the expected benefits of Clicklane, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy, business strategy and expectations of our management with respect to, among other things: changes in general economic and business conditions, including increases in interest rates and rising fuel prices, any impact of COVID-19 on the automotive industry in general, the automotive retail industry in particular and our customers, suppliers, vendors and business partners; our relationships with vehicle manufacturers; our ability to maintain our margins; operating cash flows and availability of capital; capital expenditures; the amount of our indebtedness; the completion of any future acquisitions and divestitures; future return targets; future annual savings; general economic trends, including consumer confidence levels, interest rates, and fuel prices; and automotive retail industry trends. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any impact from the COVID-19 pandemic on our industry and business, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God, acts of war or other incidents and the shortage of semiconductor chips and other components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, including changes in automotive state franchise laws, adverse results in litigation and other proceedings, and Asbury's ability to execute its strategic and operational strategies and initiatives, including its five-year strategic plan, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2022	2021
REVENUE:
New vehicle	$1,855.6	$1,151.7	61%
Used vehicle:
Retail	1,216.9	607.5	100%
Wholesale	134.0	83.4	61%
Total used vehicle	1,350.9	690.9	96%
Parts and service	501.9	262.0	92%
Finance and insurance	203.4	88.3	130%
TOTAL REVENUE	3,911.8	2,192.9	78%
COST OF SALES:
New vehicle	1,631.6	1,076.2	52%
Used vehicle:
Retail	1,121.1	560.0	100%
Wholesale	130.5	75.1	74%
Total used vehicle	1,251.6	635.1	97%
Parts and service	225.4	98.9	128%
Finance and insurance	11.2	—	—%
TOTAL COST OF SALES	3,119.8	1,810.2	72%
GROSS PROFIT	792.0	382.7	107%
OPERATING EXPENSES:
Selling, general and administrative	455.5	239.8	90%
Depreciation and amortization	18.4	9.8	88%
Other operating income, net	(2.7)	(3.2)	(16)%
INCOME FROM OPERATIONS	320.8	136.3	135%
OTHER EXPENSES:
Floor plan interest expense	2.6	2.9	(10)%
Other interest expense, net	37.6	14.0	169%
Gain on dealership divestitures, net	(33.1)	—	—%
Total other expenses, net	7.1	16.9	(58)%
INCOME BEFORE INCOME TAXES	313.7	119.4	163%
Income tax expense	76.0	26.6	186%
NET INCOME	$237.7	$92.8	156%
EARNINGS PER COMMON SHARE:
Basic—
Net income	$10.43	$4.81	117%
Diluted—
Net income	$10.38	$4.78	117%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	22.8	19.3
Restricted stock	—	0.1
Performance share units	0.1	—
Diluted	22.9	19.4

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	March 31, 2022	December 31, 2021	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$284.3	$178.9	$105.4	59%
Inventory, net (a)	701.1	718.4	(17.3)	(2)%
Total current assets	1,813.9	1,929.4	(115.5)	(6)%
Floor plan notes payable (b)	398.6	564.5	(165.9)	(29)%
Total current liabilities	1,584.8	1,598.0	(13.2)	(1)%
CAPITALIZATION:
Long-term debt (including current portion) (c)	$3,403.3	$3,582.6	$(179.3)	(5)%
Shareholders' equity	2,182.5	2,115.5	67.0	3%
Total	$5,585.8	$5,698.1	$(112.3)	(2)%
_____________________________
(a) Excludes $11.6 million and $24.1 million of Inventory classified as Assets held for sale as of March 31, 2022 and December 31, 2021, respectively
(b) Excluding $2.6 and $9.1 million of Floor plan notes payable classified as Liabilities associated with assets held for sale as of March 31, 2022 and December 31, 2021, respectively
(c) Excluding $3.3 million of Debt classified as Liabilities associated with assets held for sale as of March 31, 2022

	March 31, 2022	December 31, 2021	March 31, 2021
Day Supply
New vehicle inventory	10	8	34
Used vehicle inventory	28	34	27
_____________________________
Days supply of inventory is calculated based on new and used inventory levels at the end of each reporting period and a 30-day historical cost of sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended March 31,
	2022	2021
Luxury
Lexus	10%	12%
Mercedes-Benz	7%	12%
BMW	3%	5%
Acura	2%	4%
Land Rover	1%	3%
Porsche	1%	2%
Audi	1%	2%
Other luxury	4%	5%
Total luxury	29%	45%
Imports
Toyota	18%	12%
Honda	10%	15%
Nissan	4%	5%
Hyundai	5%	2%
Other imports	4%	4%
Total imports	41%	38%
Domestic
Chrysler, Dodge, Jeep, Ram	18%	6%
Ford	8%	6%
Chevrolet, Buick, GMC	4%	5%
Total domestic	30%	17%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended March 31,
	2022	2021
Revenue mix
New vehicle	47.4%	52.5%
Used vehicle retail	31.2%	27.8%
Used vehicle wholesale	3.4%	3.8%
Parts and service	12.8%	11.9%
Finance and insurance	5.2%	4.0%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	28.3%	19.7%
Used vehicle retail	12.1%	12.4%
Used vehicle wholesale	0.4%	2.2%
Parts and service	34.9%	42.6%
Finance and insurance	24.3%	23.1%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
STATEMENTS OF INCOME-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2022	2021
Revenue
New vehicle	$1,855.6	$1,151.7	61%
Used vehicle:
Retail	1,216.9	607.5	100%
Wholesale	134.0	83.4	61%
Total used vehicle	1,350.9	690.9	96%
Parts and service	501.9	262.0	92%
Finance and insurance	203.4	88.3	130%
Total Revenue	3,911.8	2,192.9	78%
Gross profit
New vehicle	$224.0	$75.5	197%
Used vehicle:
Retail	95.8	47.5	102%
Wholesale	3.5	8.3	(58)%
Total used vehicle	99.3	55.8	78%
Parts and service	276.5	163.1	70%
Finance and insurance	192.2	88.3	118%
Total gross profit	792.0	382.7	107%
Operating expenses
Selling, general and administrative	455.5	239.8	90%
Operating metrics
SG&A as a percentage of gross profit	57.5%	62.7%	(520) bps
Adjusted SG&A as a percentage of gross profit	57.5%	62.7%	(520) bps
Income from operations as a percentage of revenue	8.2%	6.2%	200 bps
Income from operations as a percentage of gross profit	40.5%	35.6%	490 bps
Adjusted income from operations as a percentage of revenue	8.2%	6.1%	210 bps
Adjusted income from operations as a percentage of gross profit	40.4%	34.9%	550 bps
Finance and insurance average gross profit per unit	2,481	1,739	43%
Total parts and service gross margin	55.1%	62.3%	(720) bps
Total gross profit margin	20.2%	17.5%	270 bps

ASBURY AUTOMOTIVE GROUP, INC.
STATEMENTS OF INCOME-DEALERSHIPS (In millions)
(unaudited)

	For the Three Months Ended March 31,		% Change
	2022	2021
Revenue
New vehicle	$1,855.6	$1,151.7	61%
Used vehicle:
Retail	1,216.9	607.5	100%
Wholesale	134.0	83.4	61%
Total used vehicle	1,350.9	690.9	96%
Parts and service	509.8	262.0	95%
Finance and insurance, net	177.9	88.3	101%
Total Revenue	3,894.2	2,192.9	78%
Gross profit
New vehicle	$224.0	$75.5	197%
Used vehicle:
Retail	95.8	47.5	102%
Wholesale	3.5	8.3	(58)%
Total used vehicle	99.3	55.8	78%
Parts and service	280.2	163.1	72%
Finance and insurance, net	177.9	88.3	101%
Total gross profit	781.4	382.7	104%
Unit sales
New vehicle:
Luxury	8,257	8,511	(3)%
Import	20,678	14,377	44%
Domestic	10,239	4,371	134%
Total new vehicle	39,174	27,259	44%
Used vehicle retail	38,306	23,519	63%
Used to new ratio	97.8%	86.3%
Average selling price
New vehicle	$47,368	$42,250	12%
Used vehicle retail	31,768	25,830	23%
Average gross profit per unit
New vehicle:
Luxury	$8,575	$5,252	63%
Import	4,618	1,259	267%
Domestic	5,635	2,906	94%
Total new vehicle	5,718	2,770	106%
Used vehicle retail	2,501	2,020	24%
Finance and insurance	2,296	1,739	32%
Front end yield (1)	6,424	4,161	54%
Gross margin
New vehicle	12.1%	6.6%	550 bps
Used vehicle retail	7.9%	7.8%	10 bps
Parts and service	55.0%	62.3%	(730) bps
Total gross profit margin	20.1%	17.5%	260 bps
Operating expenses
Selling, general and administrative	462.1	239.8	93%
Adjusted Selling, general and administrative	462.1	239.8	93%
SG&A as a percentage of gross profit	59.1%	62.7%	(360) bps
Adjusted SG&A as a percentage of gross profit	59.1%	62.7%	(360) bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-DEALERSHIPS (In millions)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2022	2021
Revenue
New vehicle	$1,028.4	$1,137.3	(10)%
Used Vehicle:
Retail	789.9	597.6	32%
Wholesale	52.5	82.9	(37)%
Total used vehicle	842.4	680.5	24%
Parts and service	295.1	258.7	14%
Finance and insurance	109.9	87.4	26%
Total revenue	$2,275.8	$2,163.9	5%
Gross profit
New vehicle	$124.5	$74.4	67%
Used Vehicle:
Retail	54.8	46.8	17%
Wholesale	0.7	8.2	(91)%
Total used vehicle	55.5	55.0	1%
Parts and service	176.3	160.8	10%
Finance and insurance	109.9	87.4	26%
Total gross profit	$466.2	$377.6	23%
Unit sales
New vehicle:
Luxury	6,867	8,259	(17)%
Import	11,638	14,377	(19)%
Domestic	3,146	4,371	(28)%
Total new vehicle	21,651	27,007	(20)%
Used vehicle retail	24,597	23,175	6%
Used to new ratio	113.6%	85.8%
Average selling price
New vehicle	$47,499	$42,111	13%
Used vehicle retail	32,114	25,786	25%
Average gross profit per unit
New vehicle:
Luxury	$8,446	$5,255	61%
Import	4,365	1,266	245%
Domestic	4,990	2,928	70%
Total new vehicle	5,750	2,755	109%
Used vehicle retail	2,228	2,019	10%
Finance and insurance	2,376	1,742	36%
Front end yield (1)	6,253	4,157	50%
Gross margin
Total new vehicle	12.1%	6.5%	560 bps
Used vehicle retail	6.9%	7.8%	(90) bps
Parts and service	59.7%	62.2%	(250) bps
Total gross profit margin	20.5%	17.4%	310 bps
Operating expenses
Selling, general and administrative	$269.5	$237.0	14%
Adjusted Selling, general and administrative	$269.5	$237.0	14%
SG&A as a percentage of gross profit	57.8%	62.8%	(500) bps
Adjusted SG&A as a percentage of gross profit	57.8%	62.8%	(500) bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING
(Unaudited)

	Three Months Ended March 31, 2022
	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$1,855.6	$—	$1,855.6
Used	1,350.9	—	1,350.9
Parts and service	509.8	(7.9)	501.9
Finance and insurance	177.9	25.5	203.4
Total revenue	3,894.2	17.6	3,911.8
Cost of sales
New	1,631.6	—	1,631.6
Used	1,251.6	—	1,251.6
Parts and service	229.6	(4.2)	225.4
Finance and insurance	—	11.2	11.2
Total cost of sales	3,112.8	7.0	3,119.8
Gross profit
New	224.0	—	224.0
Used	99.3	—	99.3
Parts and service	280.2	(3.7)	276.5
Finance and insurance	177.9	14.3	192.2
Total gross profit	781.4	10.6	792.0
Selling, general and administrative	462.1	(6.6)	455.5
Income from operations	304.9	15.9	320.8

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Pro forma adjusted leverage ratio," "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA" and "Adjusted diluted earnings per share ("EPS")." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	December 31, 2021
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion and held for sale)			$3,406.6	$3,582.6
Cash and floor plan offset			(310.9)	(272.9)
TCA restricted cash			137.7	127.3
Availability under our used vehicle revolving floor plan facility			(192.8)	(20.6)
Adjusted long-term net debt			$3,040.6	$3,416.4

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net Income	$237.7	$92.8	$677.3	$532.4

Depreciation and amortization	18.4	9.8	50.5	41.9
Income tax expense	76.0	26.6	214.7	165.3
Swap and other interest expense	37.6	14.0	118.2	94.5
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$369.7	$143.2	$1,060.7	$834.1

Non-core items - expense (income):
Gain on dealership divestitures	$(33.1)	$—	$(41.0)	$(8.0)
Legal settlements	—	(3.5)	—	(3.5)
Gain on sale of real estate	(0.9)	(1.1)	(1.7)	(1.9)
Professional fees associated with acquisitions	—	—	4.9	4.9
Real estate-related charges	—	1.8	0.3	2.1
Total non-core items	(34.0)	(2.8)	(37.5)	(6.4)

Adjusted EBITDA	$335.7	$140.4	$1,023.2	$827.7

Pro forma impact of acquisition and divestitures on EBITDA			$330.7	$440.4
Pro forma Adjusted EBITDA			$1,353.9	$1,268.1

Pro forma Adjusted net leverage ratio			2.2	2.7

	Three Months Ended March 31, 2022
	GAAP	Gain on Divestiture	Real estate related gain	Income tax effect	Non-GAAP adjusted
Selling, general and administrative	$455.5	—	—	—	$455.5
Income from operations	320.8	—	(0.9)	—	319.9
Net income	237.7	(33.1)	(0.9)	8.5	212.2

Weighted average common share outstanding - diluted	22.9				22.9

Diluted EPS	$10.38	(1.44)	(0.04)	0.37	$9.27

SG&A as a percent of gross profit	57.5%				57.5%
Income from operations as a percentage of revenue	8.2%				8.2%

Dealerships:
Selling, general and administrative	$462.1	$—	$—	$—	$462.1
SG&A as a percent of gross profit	59.1%				59.1%

	Three Months Ended March 31, 2021
	GAAP	Legal settlements	Real estate related gain	Real estate related charges	Income tax effect	Non-GAAP adjusted
Selling, general and administrative	$239.8	$—	$—	$—	$—	$239.8
Income from operations	136.3	(3.5)	(1.1)	1.8	—	133.5
Net income	$92.8	(3.5)	(1.1)	1.8	0.7	90.7

Weighted average common share outstanding - diluted	19.4					19.4

Diluted EPS	$4.78	(0.18)	(0.05)	0.09	0.04	$4.68

SG&A as a percent of gross profit	62.7%					62.7%
Income from operations as a percentage of revenue	6.2%	(0.1)%	—%	—%	—%	6.1%

Dealerships:
Selling, general and administrative	$239.8	$—	$—	$—	$—	$239.8
SG&A as a percent of gross profit	62.7%					62.7%